EXHIBIT 99.1

QCR Holdings, Inc. Announces Third Quarter Earnings

Third Quarter 2018 Highlights

  Completion of merger with Springfield Bancshares, Inc. on July 1, 2018
  Acquisition of the Bates Companies completed on October 1, 2018
  Net income of $8.8 million, or $0.55 per diluted share
  Core net income (non-GAAP) of $10.4 million, or $0.65 per diluted share
  Annualized organic loan and lease growth of 7.9% for the quarter and 10.5% year-to-date

MOLINE, Ill., Oct. 29, 2018 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced net income of $8.8 million and diluted earnings per share (“EPS”) of $0.55 for the third quarter of 2018, compared to net income of $10.4 million and diluted EPS of $0.73 for the second quarter of 2018. The third quarter results included $1.6 million of acquisition and post-acquisition compensation, transition and integration costs (after-tax), compared to $0.5 million of similar costs in the second quarter of 2018. Excluding these non-core items, the Company reported core net income (non-GAAP) of $10.4 million and core diluted EPS of $0.65 for the third quarter of 2018, compared to core net income (non-GAAP) of $10.9 million and core diluted EPS of $0.77 for the second quarter of 2018. For the third quarter of 2017, the Company reported net income of $7.9 million and diluted EPS of $0.58, and core net income (non-GAAP) of $8.5 million and core diluted EPS of $0.63.

For the nine months ended September 30, 2018, the Company reported net income of $29.8 million, and diluted EPS of $2.02. Excluding non-core items, the Company reported core net income (non-GAAP) of $31.9 million and core diluted EPS of $2.16. By comparison, for the nine months ended September 30, 2017, the Company reported net income of $25.8 million and diluted EPS of $1.91, and core net income (non-GAAP) of $26.4 million and core diluted EPS of $1.96.

On July 1, 2018 the Company completed its previously announced merger with Springfield Bancshares, Inc. (“Springfield Bancshares”), the holding company of Springfield First Community Bank (“SFC Bank”).  Established as a de novo bank in 2008, SFC Bank is headquartered in Springfield, Missouri and, as a result of the transaction, became QCR Holdings’ fifth independent bank charter.

“While we are generally pleased with our pre-provision financial results for the third quarter, we experienced a higher than anticipated provision for loan and lease losses, which significantly impacted our profitability,” said Doug Hultquist, President and CEO of the Company. “Specifically, two unrelated credits at Rockford Bank & Trust were placed on nonaccrual status which largely drove the higher provision. Importantly, we are confident that this is an isolated situation and not a systemic issue in that market.

“We are also pleased to have recently closed two transactions. The merger with Springfield Bancshares is an excellent strategic and cultural fit for our company and provides us entry into the very attractive Springfield market with one of the strongest community bank management teams in the region.  The Bates Companies is a well-respected financial advisory and wealth management firm in the greater Rockford region and bolsters Rockford Bank & Trust’s product offering and provides incremental non-interest income to the Company.”

Annualized Organic Loan and Lease Growth of 7.9% for the Quarter
and 10.5% Year-to-Date

During the third quarter of 2018, the Company’s total assets increased $685.9 million, to a total of $4.8 billion, while total loans and leases grew $538.6 million. Excluding the SFC Bank merger, the Company had organic loan and lease growth of $61.3 million, or a 2.0% increase, compared to the second quarter of 2018. Loan and lease growth was primarily funded by an increase in short-term wholesale funding. At quarter-end, the percentage of gross loans and leases to total assets was 76%, which is a modest increase compared to the end of the second quarter. In addition, average wholesale funds to total assets was flat at 12% during the third quarter, when compared to the second quarter.

“Our loan growth for the third quarter was driven in part by the SFC Bank transaction, as well as broad-based demand for commercial and industrial and commercial real estate loans,” added Mr. Hultquist. “We are encouraged by our current pipeline and feel good about our ability to continue to bring high-quality assets onto our balance sheet, driving improved profitability and shareholder returns. And, despite a continued elevation in the level of payoffs, we remain on track to achieve our stated goal of 10% to 12% organic loan growth.”

Net Interest Income of $38.3 million

Net interest income for the third quarter of 2018 totaled $38.3 million, compared to $32.1 million for the second quarter of 2018 and $28.6 million for the third quarter of 2017. The increase in net interest income was due to an increase in average loan balances, primarily attributable to the SFC Bank transaction, but also due to organic growth of $528,000, or a 2% increase, on a linked quarter basis. In addition, net interest income was favorably impacted by higher loan yields, partially offset by an increase in funding costs, driven by the Federal Reserve's recent rate hikes. Acquisition-related net accretion totaled $1.7 million (pre-tax) for the third quarter of 2018, compared to $0.5 million in the second quarter of 2018 and $0.5 million for the third quarter of 2017. Excluding acquisition-related net accretion, net interest income was $36.6 million for the third quarter of 2018, an increase of $5.1 million from the second quarter of 2018, and included a $4.5 million contribution from SFC Bank.

Net interest income totaled $102.8 million for the nine months ended September 30, 2018, compared to $84.3 million for the nine months ended September 30, 2017.

Reported net interest margin was 3.46% in the third quarter of 2018.  On a tax-equivalent yield basis, net interest margin for the third quarter of 2018 was 3.60% and, excluding acquisition-related net accretion, was 3.44%, down two basis points from the second quarter of 2018. This slight decline in core net interest margin was due to increases in the Company’s cost of funds (due to both mix and rate), which was partially offset by higher yields on the Company’s loans.

“Our core loan yields, excluding acquisition-related accretion, increased favorably, up 10 basis points on a linked quarter basis,” stated Todd A. Gipple, Executive Vice President, Chief Operating Officer and Chief Financial Officer. “Competition for deposits remains strong, and as a result our overall cost of funds, excluding acquisition amortization, increased by 14 basis points during the quarter.”

 Noninterest Income of $8.8 million

Noninterest income for the third quarter of 2018 totaled $8.8 million, compared to $8.9 million for the second quarter of 2018. The slight decrease was primarily due to $0.5 million in lower swap fee income, partially offset by an increase in gains on the sale of residential real estate loans and trust department fees. Wealth management revenue was $3.3 million for the quarter, a 4.5% increase from the second quarter of 2018. Noninterest income increased 31.4% when comparing the current quarter to the third quarter of 2017. The increase was primarily attributable to higher wealth management revenue and swap fee income.

Noninterest income totaled $26.3 million for the nine months ended September 30, 2018, compared to $20.8 million for the nine months ended September 30, 2017.

“Noninterest income was essentially flat from the second quarter of 2018, driven primarily by lower swap fee income. However, swap fee income and gains on the sale of government guaranteed loans totaled $4.1 million year-to-date, above our annual expectation of $4.0 million, and we expect these components of our noninterest income to continue to be strong for the fourth quarter,” added Mr. Gipple. “We are also pleased with our wealth management revenue growth of over 20% year-to-date, as well as, the addition of the Bates Companies into our Rockford Bank & Trust wealth management group as of October 1, 2018. We expect accelerated wealth management revenue growth in the fourth quarter due to the Bates transaction.”

Noninterest Expenses of $30.5 million

Noninterest expenses for the third quarter of 2018 totaled $30.5 million, compared to $26.4 million and $23.4 million for the second quarter of 2018 and third quarter of 2017, respectively. The linked quarter increase was largely attributable to a $1.6 million increase in salaries and employee benefits due to increased personnel resulting from the SFC Bank transaction, as well as growth in organic hires in selective markets. In addition, acquisition and post-acquisition compensation, transition and integration costs increased by $1.2 million in the third quarter compared to the second quarter. Excluding acquisition-related expenses and expenses attributable to SFC Bank, the Company’s legacy noninterest expenses increased by $0.7 million, or 2.7%, on a linked quarter basis.

Asset Quality

Nonperforming assets (“NPAs”) totaled $41.6 million, an increase of $14.8 million from the second quarter of 2018, primarily due to two credits at Rockford Bank & Trust and one credit at Quad City Bank & Trust. The ratio of NPAs to total assets was 0.87% at September 30, 2018, which was up from 0.65% at June 30, 2018 and down from 0.95% at September 30, 2017. SFC Bank had no NPAs at the end of the third quarter.

The Company’s provision for loan and lease losses totaled $6.2 million for the third quarter of 2018, which was up $3.9 million from the prior quarter and up $4.1 million compared to the third quarter of 2017. The linked quarter increase in the provision for loan and lease losses was due to the two unrelated credits at Rockford Bank & Trust. As of September 30, 2018, the Company’s allowance to total loans and leases was 1.18%, which was slightly down from 1.21% at June 30, 2018 and down from 1.31% at September 30, 2017.

In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through past acquisitions were recorded at market value; therefore, there was no allowance associated with the acquired loans at the acquisition date. Management continues to evaluate the allowance needed on the acquired loans factoring in the net remaining discount ($14.4 million at September 30, 2018). When factoring this remaining discount into the Company’s allowance to total loans and leases calculation, the Company’s allowance as a percentage of total loans and leases increases from 1.18% to 1.57%.

Capital Levels

As of September 30, 2018, the Company’s total risk-based capital ratio was 10.84%, the common equity Tier 1 ratio was 8.90%, and the tangible common equity to tangible assets ratio was 7.82%. By comparison, these respective ratios were 11.23%, 9.16% and 8.18% as of June 30, 2018.

“Our capital tightened during the third quarter as expected due, in large part, to the SFC Bank transaction, including the related purchase accounting adjustments,” stated Mr. Gipple.  “We plan to organically build our capital back to historically strong levels, including targeting a total risk-based capital ratio of 12% and tangible common equity to total assets of 8%.”

Continued Focus on Seven Key Initiatives

The Company continues to focus on the following long-term initiatives in an effort to improve profitability and drive increased shareholder value:

  Strong organic loan and lease growth in order to maintain loans and leases to total assets ratio in the range of 73% - 78%
  Grow core deposits to maintain reliance on wholesale funding at less than 15% of assets
  Generate gains on sale of government guaranteed loans, and fee income on interest rate swaps, as a significant and consistent component of core revenue
  Grow wealth management net income by 10% annually
  Carefully manage noninterest expense growth
  Maintain asset quality metrics at better than peer levels
  Participate as an acquirer in the consolidation taking place in our industry to further boost return on average assets, improve efficiency ratio, and increase EPS

Conference Call Details

The Company will host an earnings call/webcast tomorrow, October 30, 2018, at 10:00 a.m. central time. Dial-in information for the call is toll-free 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be  available for digital replay through November 13, 2018. The replay access information is toll-free 877-344-7529 (international 412-317-0088); access code 10124682. A webcast of the teleconference can be accessed at the Company’s News and Events page at http://www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny, Springfield and Rockford communities through its wholly owned subsidiary banks which provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Rockford Bank & Trust Company, based in Rockford, Illinois, commenced operations in 2005.  Quad City Bank & Trust Company also provides correspondent banking services. In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. The Company enhanced its presence in Cedar Rapids, Iowa with the acquisition of Guaranty Bank & Trust Company in October 2017, which merged with Cedar Rapids Bank & Trust in December 2017. In July 2018, QCR Holdings completed a merger with Springfield Bancshares, Inc., the holding company of SFC Bank of Springfield, Missouri. With the addition of SFC Bank, QCR Holdings has 27 locations in Illinois, Iowa, Wisconsin and Missouri. As of September 30, 2018, QCR Holdings had approximately $4.8 billion in assets, $3.7 billion in loans and $3.8 billion in deposits. For additional information, please visit our website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contacts:

Todd A. Gipple
Executive Vice President
Chief Operating Officer
Chief Financial Officer
(309) 743-7745
tgipple@qcrh.com

Christopher J. Lindell
Executive Vice President
Corporate Communications
(319) 743-7006
clindell@qcrh.com

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017

	(dollars in thousands)

CONDENSED BALANCE SHEET

Cash and due from banks	$73,407	$69,069	$61,846	$75,722	$56,275
Federal funds sold and interest-bearing deposits	129,660	51,667	59,557	85,962	61,789
Securities	650,745	657,997	640,906	652,382	583,936
Net loans/leases	3,610,309	3,077,247	3,018,370	2,930,130	2,641,772
Core deposit intangible	16,137	8,470	8,774	9,079	6,689
Goodwill	73,618	28,091	28,334	28,334	13,111
Other assets	238,856	214,342	208,527	201,056	186,891
Total assets	$4,792,732	$4,106,883	$4,026,314	$3,982,665	$3,550,463

Total deposits	$3,788,277	$3,298,276	$3,280,001	$3,266,655	$2,894,268
Total borrowings	483,635	380,392	334,802	309,479	296,145
Other liabilities	63,433	58,627	51,083	53,244	47,011
Total stockholders' equity	457,387	369,588	360,428	353,287	313,039
Total liabilities and stockholders' equity	$4,792,732	$4,106,883	$4,026,314	$3,982,665	$3,550,463

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial loans	$1,380,543	$1,273,000	$1,201,086	$1,134,516	$1,034,530
Commercial real estate loans	1,727,326	1,349,319	1,357,703	1,303,492	1,157,855
Direct financing leases	126,752	133,197	137,615	141,448	147,063
Residential real estate loans	309,288	257,434	254,484	258,646	239,958
Installment and other consumer loans	100,191	92,952	95,912	118,611	89,606
Deferred loan/lease origination costs, net of fees	9,286	8,890	8,103	7,773	7,742
Total loans/leases	$3,653,386	$3,114,792	$3,054,903	$2,964,486	$2,676,754
Less allowance for estimated losses on loans/leases	43,077	37,545	36,533	34,356	34,982
Net loans/leases	$3,610,309	$3,077,247	$3,018,370	$2,930,130	$2,641,772

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$36,492	$35,667	$36,868	$38,097	$39,340
Municipal securities	453,275	458,510	438,736	445,049	379,694
Residential mortgage-backed and related securities	155,733	158,534	157,333	163,301	158,969
Other securities	5,245	5,286	7,969	5,935	5,933
Total securities	$650,745	$657,997	$640,906	$652,382	$583,936

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$802,090	$746,822	$784,815	$789,548	$715,537
Interest-bearing demand deposits	2,094,814	1,865,382	1,789,019	1,855,893	1,614,894
Time deposits	615,323	519,999	496,644	516,058	430,270
Brokered deposits	276,050	166,073	209,523	105,156	133,567
Total deposits	$3,788,277	$3,298,276	$3,280,001	$3,266,655	$2,894,268

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$63,399	$46,600	$56,600	$56,600	$58,600
Overnight FHLB advances (1)	295,730	207,500	159,745	135,400	110,455
Wholesale structured repurchase agreements	35,000	35,000	35,000	35,000	45,000
Customer repurchase agreements	3,049	2,186	3,820	7,003	3,671
Federal funds purchased	8,670	15,400	13,040	6,990	12,340
Junior subordinated debentures	37,626	37,581	37,534	37,486	33,579
Other borrowings	40,161	36,125	29,063	31,000	32,500
Total borrowings	$483,635	$380,392	$334,802	$309,479	$296,145

(1) The weighted-average rate of these overnight borrowings was 2.39% as of September 30, 2018; 2.09% as of June 30, 2018; 1.90% as of March 31, 2018;
1.63% as of December 31, 2017; and 1.32% as of September 30, 2017.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017

	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$49,831	$40,799	$39,546	$37,878	$33,841
Interest expense	11,517	8,714	7,143	6,085	5,285
Net interest income	38,314	32,085	32,403	31,793	28,556
Provision for loan/lease losses	6,206	2,301	2,540	2,255	2,087
Net interest income after provision for loan/lease losses	$32,108	$29,784	$29,863	$29,538	$26,469

Trust department fees	$2,196	$2,058	$2,237	$2,034	$1,722
Investment advisory and management fees	1,059	1,058	952	1,071	969
Deposit service fees	1,656	1,610	1,531	1,622	1,522
Gain on sales of residential real estate loans	337	102	101	101	98
Gain on sales of government guaranteed portions of loans	46	-	358	34	92
Swap fee income	1,110	1,649	959	2,460	194
Securities gains (losses), net	-	-	-	(63)	(63)
Earnings on bank-owned life insurance	474	399	418	445	428
Debit card fees	846	844	766	741	755
Correspondent banking fees	195	213	265	231	239
Other	890	979	954	1,038	746
Total noninterest income	$8,809	$8,912	$8,541	$9,714	$6,702

Salaries and employee benefits	$17,433	$15,804	$15,978	$16,060	$13,424
Occupancy and equipment expense	3,318	3,133	3,066	3,221	2,516
Professional and data processing fees	2,537	2,771	2,708	3,382	2,951
Acquisition costs	1,292	414	93	661	408
Post-acquisition compensation, transition and integration costs	494	165	-	3,787	523
FDIC insurance, other insurance and regulatory fees	933	840	756	795	690
Loan/lease expense	369	260	291	352	257
Net cost of (income from) operation of other real estate	(50)	(70)	132	120	(160)
Advertising and marketing	984	753	693	778	670
Bank service charges	462	466	441	439	460
Correspondent banking expense	205	204	205	203	204
CDI amortization	542	305	305	308	231
Other	1,981	1,325	1,195	1,245	1,221
Total noninterest expense	$30,500	$26,370	$25,863	$31,351	$23,395

Net income before taxes	$10,417	$12,326	$12,541	$7,901	$9,776
Income tax expense (benefit)	1,608	1,881	1,991	(2,001)	1,922
Net income	$8,809	$10,445	$10,550	$9,902	$7,854

Basic EPS	$0.56	$0.75	$0.76	$0.72	$0.60
Diluted EPS	$0.55	$0.73	$0.74	$0.70	$0.58

Weighted average common shares outstanding	15,625,123	13,919,565	13,888,661	13,845,497	13,151,350
Weighted average common and common equivalent shares outstanding	15,922,324	14,232,423	14,205,584	14,193,191	13,507,955

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Nine Months Ended
	September 30,	September 30,
	2018	2017

	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$130,175	$97,639
Interest expense	27,374	13,367
Net interest income	102,801	84,272
Provision for loan/lease losses	11,046	6,215
Net interest income after provision for loan/lease losses	$91,755	$78,057

Trust department fees	$6,491	$5,154
Investment advisory and management fees	3,069	2,799
Deposit service fees	4,797	4,297
Gain on sales of residential real estate loans	539	307
Gain on sales of government guaranteed portions of loans	405	1,130
Swap fee income	3,718	635
Securities gains (losses), net	-	(25)
Earnings on bank-owned life insurance	1,292	1,357
Debit card fees	2,456	2,201
Correspondent banking fees	673	684
Other	2,822	2,229
Total noninterest income	$26,262	$20,768

Salaries and employee benefits	$49,215	$39,662
Occupancy and equipment expense	9,517	7,717
Professional and data processing fees	8,016	7,375
Acquisition costs	1,799	408
Post-acquisition compensation, transition and integration costs	659	523
FDIC insurance, other insurance and regulatory fees	2,529	1,957
Loan/lease expense	920	811
Net cost of (income from) operation of other real estate	11	(118)
Advertising and marketing	2,430	1,847
Bank service charges	1,368	1,331
Correspondent banking expense	614	604
CDI amortization	1,151	693
Other	4,504	3,263
Total noninterest expense	$82,733	$66,073

Net income before taxes	$35,284	$32,752
Income tax expense	5,480	6,947
Net income	$29,804	$25,805

Basic EPS	$2.06	$1.96
Diluted EPS	$2.02	$1.91

Weighted average common shares outstanding	14,477,783	13,151,672
Weighted average common and common equivalent shares outstanding	14,786,777	13,509,566

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2018	2018	2018	2017	2017	2018	2017

	(dollars in thousands, except per share data)

COMMON SHARE DATA
Common shares outstanding	15,673,760	13,973,940	13,936,957	13,918,168	13,201,959
Book value per common share (1)	$29.18	$26.45	$25.86	$25.38	$23.71
Tangible book value per common share (2)	$23.46	$23.83	$23.20	$22.70	$22.21
Closing stock price	$40.85	$47.45	$44.85	$42.85	$45.50
Market capitalization	$640,273	$663,063	$625,073	$596,393	$600,689
Market price / book value	139.98%	179.41%	173.43%	168.81%	191.89%
Market price / tangible book value	174.16%	199.10%	193.33%	188.81%	204.85%
Earnings per common share (basic) LTM (3)	$2.79	$2.83	$2.74	$2.69	$2.62
Price earnings ratio LTM (3)	14.64 x	16.77 x	16.37 x	15.93 x	17.37 x
TCE / TA (4)	7.82%	8.18%	8.10%	8.01%	8.31%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$369,588	$360,428	$353,287	$313,039	$305,083
Net income	8,809	10,445	10,550	9,902	7,854
Other comprehensive income (loss), net of tax	(612)	(1,335)	(3,201)	(295)	275
Common stock cash dividends declared	(938)	(836)	(834)	(693)	(658)
Proceeds from issuance of 678,670 shares of common stock, net of costs, as a result of the acquisition of Guaranty Bank & Trust	-	-	-	30,741	-
Proceeds from issuance of 1,689,561 shares of common stock, net of costs, as a result of the acquisition of Springfield First Community Bank	80,063	-	-	-	-
Other (5)	477	886	626	593	485
Ending balance	$457,387	$369,588	$360,428	$353,287	$313,039

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	10.84%	11.23%	11.25%	11.15%	11.49%
Tier 1 risk-based capital ratio	9.81%	10.19%	10.21%	10.14%	10.35%
Tier 1 leverage capital ratio	8.87%	9.22%	9.08%	8.98%	9.23%
Common equity tier 1 ratio	8.90%	9.16%	9.14%	9.10%	9.33%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	0.75%	1.03%	1.06%	1.01%	0.90%	0.94%	1.02%
Return on average total equity (annualized)	8.08%	11.45%	11.84%	11.67%	10.15%	10.30%	11.45%
Net interest margin	3.46%	3.37%	3.50%	3.41%	3.43%	3.45%	3.54%
Net interest margin (TEY) (Non-GAAP)(7)	3.60%	3.52%	3.64%	3.69%	3.71%	3.59%	3.81%
Efficiency ratio (Non-GAAP) (8) (12)	64.72%	64.32%	63.17%	75.53%	66.35%	64.10%	62.90%
Gross loans and leases / total assets	76.23%	75.84%	75.87%	74.43%	75.39%	76.23%	75.39%
Gross loans and leases / total deposits	96.44%	94.44%	93.14%	90.75%	92.48%	96.44%	92.48%
Effective tax rate (11)	15.44%	15.26%	15.88%	-25.33%	19.66%	15.53%	21.21%
Tax benefit related to stock options exercised and restricted stock awards vested (9)	9	200	133	406	191	342	814
Full-time equivalent employees (10)	728	666	639	641	580	728	580

AVERAGE BALANCES
Assets	$4,677,875	$4,053,684	$3,994,691	$3,923,337	$3,503,148	$4,242,083	$3,385,352
Loans/leases	3,612,648	3,077,517	3,019,376	2,930,711	2,629,626	3,236,514	2,505,614
Deposits	3,840,077	3,343,003	3,239,562	3,256,481	2,882,106	3,474,213	2,803,275
Total stockholders' equity	436,065	365,031	356,525	339,468	309,596	385,874	300,457

(1) Includes accumulated other comprehensive income (loss).
(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3) LTM : Last twelve months.
(4) Tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8) See GAAP to Non-GAAP reconciliations.
(9) ASC 2016-09 became effective on January 1, 2017 and affects the accounting for stock compensation. This amount reflects the tax benefit recognized as a result of this new standard.
(10) Full-time equivalent employees increased in the 3rd quarter of 2018 due to the acquisition of SFC Bank.
Full-time equivalent employees increased in the 2nd quarter of 2018 due primarily to the addition of summer interns and several new positions created to build scale.
Full-time equivalent employees increased in the 4th quarter of 2017 due to the acquisition of Guaranty Bank & Trust, as well as the filling of open positions throughout the Company.
(11) The effective tax rate for the fourth quarter of 2017 and the full year were impacted by a $2.9 million tax benefit recorded as a result of the Tax Cuts and Jobs Act.
(12) The efficiency ratio was unusually high in the fourth quarter of 2017 due to one-time acquisition costs and post-acquisition transition and integration costs totaling $4.4 million.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Fed funds sold	$23,199	$105	1.80%	$18,561	$61	1.32%	$19,966	$52	1.03%
Interest-bearing deposits at financial institutions	61,815	323	2.07%	54,879	228	1.67%	42,178	141	1.33%
Securities (1)	667,142	5,973	3.55%	648,276	5,752	3.56%	593,451	5,808	3.88%
Restricted investment securities	22,683	330	5.77%	21,100	212	4.03%	17,793	173	3.86%
Loans (1)	3,612,648	44,648	4.90%	3,077,517	36,008	4.69%	2,629,626	29,978	4.52%
Total earning assets (1)	$4,387,487	$51,379	4.65%	$3,820,333	$42,261	4.44%	$3,303,014	$36,152	4.34%

Interest-bearing deposits	$2,214,480	$5,432	0.97%	$1,919,406	$4,089	0.85%	$1,613,162	$2,230	0.55%
Time deposits	825,020	3,290	1.58%	665,643	2,439	1.47%	530,120	1,326	0.99%
Short-term borrowings	21,407	78	1.45%	19,024	63	1.33%	16,138	33	0.81%
Federal Home Loan Bank advances	209,111	1,273	2.42%	174,826	882	2.02%	146,556	608	1.65%
Other borrowings	74,503	925	4.93%	67,044	733	4.39%	72,617	726	3.97%
Junior subordinated debentures	37,600	519	5.48%	37,558	508	5.43%	33,563	362	4.28%
Total interest-bearing liabilities	$3,382,121	$11,517	1.35%	$2,883,501	$8,714	1.21%	$2,412,156	$5,285	0.87%

Net interest income / spread (1)		$39,862	3.30%		$33,547	3.23%		$30,867	3.47%
Net interest margin (2)			3.46%			3.37%			3.43%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.60%			3.52%			3.71%

	For the Nine Months Ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Fed funds sold	$20,488	$223	1.46%	$16,600	$105	0.85%
Interest-bearing deposits at financial institutions	55,408	749	1.81%	73,655	560	1.02%
Securities (1)	654,818	17,391	3.55%	575,884	16,350	3.80%
Restricted investment securities	21,871	776	4.74%	14,963	435	3.89%
Loans (1)	3,236,514	115,365	4.77%	2,505,614	86,821	4.63%
Total earning assets (1)	$3,989,099	$134,504	4.51%	$3,186,716	$104,271	4.37%

Interest-bearing deposits	$1,987,371	$12,541	0.84%	$1,528,971	$5,205	0.46%
Time deposits	702,441	7,591	1.44%	522,986	3,575	0.91%
Short-term borrowings	19,234	173	1.20%	19,754	76	0.51%
Federal Home Loan Bank advances	206,875	3,219	2.08%	112,550	1,365	1.62%
Other borrowings	68,742	2,376	4.62%	73,126	2,104	3.85%
Junior subordinated debentures	37,556	1,474	5.25%	33,530	1,042	4.15%
Total interest-bearing liabilities	$3,022,219	$27,374	1.21%	$2,290,917	$13,367	0.78%

Net interest income / spread (1)		$107,130	3.30%		$90,904	3.59%
Net interest margin (2)			3.45%			3.54%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.59%			3.81%

(1) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period prior to March 31, 2018 and 21% for periods including and after March 31, 2018.
(2) See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017

	(dollars in thousands, except per share data)

ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES
Beginning balance	$37,545	$36,533	$34,356	$34,982	$33,357
Provision charged to expense	6,206	2,301	2,540	2,255	2,087
Loans/leases charged off	(991)	(1,525)	(436)	(2,979)	(650)
Recoveries on loans/leases previously charged off	317	236	73	98	188
Ending balance	$43,077	$37,545	$36,533	$34,356	$34,982

NONPERFORMING ASSETS
Nonaccrual loans/leases	$23,576	$12,554	$12,759	$11,441	$20,443
Accruing loans/leases past due 90 days or more	1,410	20	41	89	423
Troubled debt restructures - accruing	4,240	1,327	5,276	7,113	7,563
Total nonperforming loans/leases	29,226	13,901	18,076	18,643	28,429
Other real estate owned	12,204	12,750	12,750	13,558	5,135
Other repossessed assets	150	150	200	80	120
Total nonperforming assets	$41,580	$26,801	$31,026	$32,281	$33,684

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.87%	0.65%	0.77%	0.81%	0.95%
Allowance / total loans/leases (1)	1.18%	1.21%	1.20%	1.16%	1.31%
Allowance / nonperforming loans/leases (1)	147.39%	270.09%	202.11%	184.28%	123.05%
Net charge-offs as a % of average loans/leases	0.02%	0.04%	0.01%	0.10%	0.02%

(1) Upon acquisition and per GAAP, acquired loans are recorded at market value which eliminated the allowance and impacts these ratios.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

		For the Quarter Ended			For the Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
	SELECT FINANCIAL DATA - SUBSIDIARIES	2018	2018	2017	2018	2017

		(dollars in thousands)

	TOTAL ASSETS

	Quad City Bank and Trust (1)	$1,579,327	$1,563,643	$1,456,251
	m2 Lease Funds, LLC	235,214	234,566	216,997
	Cedar Rapids Bank and Trust	1,354,294	1,345,431	1,007,062
	Community State Bank - Ankeny	734,536	712,139	631,963
	Springfield First Community Bank	623,520	N/A	N/A
	Rockford Bank and Trust	484,059	484,123	445,099

	TOTAL DEPOSITS

	Quad City Bank and Trust (1)	$1,288,387	$1,283,766	$1,164,828
	Cedar Rapids Bank and Trust	1,086,908	1,080,685	845,576
	Community State Bank - Ankeny	586,929	596,291	547,915
	Springfield First Community Bank	439,669	N/A	N/A
	Rockford Bank and Trust	401,565	376,240	358,940

	TOTAL LOANS & LEASES

	Quad City Bank and Trust (1)	$1,195,380	$1,184,879	$1,111,964
	m2 Lease Funds, LLC	232,846	233,297	214,959
	Cedar Rapids Bank and Trust	1,046,053	1,034,057	755,817
	Community State Bank - Ankeny	538,723	509,207	453,898
	Springfield First Community Bank	480,969	N/A	N/A
	Rockford Bank and Trust	392,262	386,649	355,075

	TOTAL LOANS & LEASES / TOTAL DEPOSITS

	Quad City Bank and Trust (1)	93%	92%	95%
	Cedar Rapids Bank and Trust	96%	96%	89%
	Community State Bank - Ankeny	92%	85%	83%
	Springfield First Community Bank	109%	N/A	N/A
	Rockford Bank and Trust	98%	103%	99%

	TOTAL LOANS & LEASES / TOTAL ASSETS

	Quad City Bank and Trust (1)	76%	76%	76%
	Cedar Rapids Bank and Trust	77%	77%	75%
	Community State Bank - Ankeny	73%	72%	72%
	Springfield First Community Bank	77%	N/A	N/A
	Rockford Bank and Trust	81%	80%	80%

	ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES

	Quad City Bank and Trust (1)	1.11%	1.12%	1.28%
	m2 Lease Funds, LLC	1.50%	1.49%	1.68%
	Cedar Rapids Bank and Trust (2)	1.26%	1.28%	1.55%
	Community State Bank - Ankeny (2)	1.01%	1.02%	0.82%
	Springfield First Community Bank	0.10%	N/A	N/A
	Rockford Bank and Trust	2.71%	1.50%	1.52%

	RETURN ON AVERAGE ASSETS

	Quad City Bank and Trust (1)	1.36%	1.30%	1.19%	1.34%	1.22%
	Cedar Rapids Bank and Trust	1.47%	1.46%	1.30%	1.46%	1.28%
	Community State Bank - Ankeny	1.43%	1.27%	1.04%	1.27%	1.20%
	Springfield First Community Bank	1.51%	N/A	N/A	1.51%	N/A
	Rockford Bank and Trust	(2.04)%	0.74%	0.67%	(0.26)%	0.78%

	NET INTEREST MARGIN PERCENTAGE (3)

	Quad City Bank and Trust (1)	3.38%	3.45%	3.60%	3.45%	3.65%
	Cedar Rapids Bank and Trust (5)	3.53%	3.51%	3.72%	3.58%	3.71%
	Community State Bank - Ankeny (4)	4.40%	4.31%	4.54%	4.38%	4.98%
	Springfield First Community Bank (6)	4.36%	N/A	N/A	4.36%	N/A
	Rockford Bank and Trust	3.06%	3.13%	3.35%	3.16%	3.39%

	ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET
	INTEREST MARGIN, NET
	Cedar Rapids Bank and Trust	$158	$209	$(7)	$610	$(22)
	Community State Bank - Ankeny	445	382	513	1,331	4,149
	Springfield First Community Bank	1,182	N/A	N/A	1,182	N/A
	QCR Holdings, Inc. (7)	(45)	(46)	(32)	(139)	(99)

(1)	Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC
	is also presented separately for certain (applicable) measurements.
(2)	Upon acquisition and per GAAP, acquired loans are recorded at market value, which eliminated the allowance and impacts this ratio.
(3)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using
	a 35% tax rate for each period prior to March 31, 2018 and 21% for periods including and after March 31, 2018.
(4)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest
	margin would have been 4.11% for the quarter ended September 30, 2018 and 3.96% for the quarter ended June 30, 2018. Excluding those adjustments, net interest
	margin would have been 4.10% for the nine months ended September 30, 2018.
(5)	Cedar Rapids Bank and Trust's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest
	margin would have been 3.48% for the quarter ended September 30, 2018 and 3.44% for the quarter ended June 30, 2018. Excluding those adjustments, net interest
	margin would have been 3.52% for the nine months ended September 30, 2018.
(6)	Springfield First Community Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest
	margin would have been 3.45% for the quarter ended and nine months ended September 30, 2018.
(7)	Relates to the trust preferred securities acquired as part of the Guaranty Bank & Trust acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
GAAP TO NON-GAAP RECONCILIATIONS	2018	2018	2018	2017	2017

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$457,387	$369,588	$360,428	$353,287	$313,039
Less: Intangible assets	89,755	36,561	37,108	37,413	19,800
Tangible common equity (non-GAAP)	$367,632	$333,027	$323,320	$315,874	$293,239

Total assets (GAAP)	$4,792,732	$4,106,883	$4,026,314	$3,982,665	$3,550,463
Less: Intangible assets	89,755	36,561	37,108	37,413	19,800
Tangible assets (non-GAAP)	$4,702,977	$4,070,322	$3,989,206	$3,945,252	$3,530,663

Tangible common equity to tangible assets ratio (non-GAAP)	7.82%	8.18%	8.10%	8.01%	8.31%

	For the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
CORE NET INCOME (2)	2018	2018	2018	2017	2017	2018	2017

Net income (GAAP)	$8,809	$10,445	$10,550	$9,902	$7,854	$29,804	$25,805

Less nonrecurring items (post-tax) (3):
Income:
Securities gains, net	$-	$-	$-	$(41)	$(41)	$-	$(16)
Total nonrecurring income (non-GAAP)	$-	$-	$-	$(41)	$(41)	$-	$(16)

Expense:
Acquisition costs (4)	1,216	327	73	430	265	1,616	265
Post-acquisition compensation, transition and integration costs	390	130	-	2,462	340	520	340
Total nonrecurring expense (non-GAAP)	$1,606	$457	$73	$2,892	$605	$2,136	$605

Adjustment of tax expense related to the Tax Act	$-	$-	$-	$2,919	$-	$-	$-

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (2)	$10,415	$10,902	$10,623	$9,916	$8,500	$31,940	$26,426

CORE EARNINGS PER COMMON SHARE (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$10,415	$10,902	$10,623	$9,916	$8,500	$31,940	$26,426

Weighted average common shares outstanding	15,625,123	13,919,565	13,888,661	13,845,497	13,151,350	14,477,783	13,151,672
Weighted average common and common equivalent shares outstanding	15,922,324	14,232,423	14,205,584	14,193,191	13,507,955	14,786,777	13,509,566

Core earnings per common share (non-GAAP):
Basic	$0.67	$0.78	$0.76	$0.72	$0.65	$2.21	$2.01
Diluted	$0.65	$0.77	$0.75	$0.70	$0.63	$2.16	$1.96

CORE RETURN ON AVERAGE ASSETS (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$10,415	$10,902	$10,623	$9,916	$8,500	$31,940	$26,426

Average Assets	$4,677,875	$4,053,684	$3,994,691	$3,923,337	$3,503,148	$4,242,083	$3,385,352

Core return on average assets (annualized) (non-GAAP)	0.89%	1.08%	1.06%	1.01%	0.97%	1.00%	1.04%

NET INTEREST MARGIN (TEY) (6)

Net interest income (GAAP)	$38,314	$32,085	$32,403	$31,793	$28,556	$102,801	$84,272

Plus: Tax equivalent adjustment (5)	1,548	1,462	1,353	2,585	2,311	4,329	6,632

Net interest income - tax equivalent (Non-GAAP)	$39,862	$33,547	$33,756	$34,378	$30,867	$107,130	$90,904

Average earning assets	$4,387,487	$3,820,333	$3,759,475	$3,699,193	$3,303,014	$3,989,099	$3,186,716

Net interest margin (GAAP)	3.46%	3.37%	3.50%	3.41%	3.43%	3.45%	3.54%
Net interest margin (TEY) (Non-GAAP)	3.60%	3.52%	3.64%	3.69%	3.71%	3.59%	3.81%

EFFICIENCY RATIO (7)

Noninterest expense (GAAP)	$30,500	$26,370	$25,863	$31,351	$23,395	$82,733	$66,073

Net interest income (GAAP)	$38,314	$32,085	$32,403	$31,793	$28,556	$102,801	$84,272
Noninterest income (GAAP)	8,809	8,912	8,541	9,714	6,702	26,262	20,768
Total income	$47,123	$40,997	$40,944	$41,507	$35,258	$129,063	$105,040

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	64.72%	64.32%	63.17%	75.53%	66.35%	64.10%	62.90%

(1) This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.
(2) Core net income, core net income attributable to QCR Holdings, Inc. common stockholders, core earnings per common share and core return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods.
In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(3) Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 35% for periods prior to March 31, 2018 and 21% for periods including and after March 31, 2018.
(4) Acquisition costs were analyzed individually for deductibility. Presented amounts are tax-effected accordingly.
(5) Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period prior to March 31, 2018 and 21% for periods including and after March 31, 2018.
(6) Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.
(7) Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.